Exhibit 21.1
Schedule of Subsidiaries of Encore Medical Corporation
Encore Medical IHC, Inc., a Delaware corporation
Encore Medical GP, Inc., a Nevada corporation
Encore Medical Partners, Inc., a Nevada corporation
Encore Medical Asset Corporation, a Nevada corporation
Encore Medical, L.P., a Delaware limited partnership
Encore-OTI Acquisition, LLC, a Nevada limited liability company
Empi, Inc., a Minnesota corporation
Empi Corp., a Minnesota corporation
Empi Sales Corp., a Minnesota corporation
Empi Europe GmbH, a German corporation
Empi Germany GmbH, a German corporation
Ormed GmbH & Co. Kg, a German partnership
Medireha GmbH, a German corporation
Ormed Ortho GmbH, a German corporation
Chattanooga Europe, B.V.B.A., a Belgian corporation
Compex Technologies, Inc., a Minnesota corporation*
Spectra Brace, Ltd., a Kentucky corporation*
Compex SA, a Swiss corporation*
Compex Medical SA, a Swiss corporation*
Compex Sport SA, a Swiss corporation*
Compex SAS, a French corporation*
Compex Medical GmbH, a German corporation*
Medi-Compex Italia Srl, a Spanish corporation*
Compex Italia Srl, an Italian corporation*

*  Became subsidiary on February 24, 2006